Exhibit 10.46

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into as of December 26, 2018, by and between APPLIANCESMART, INC., a Minnesota corporation ("Debtor") and APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation ("Secured Party") whose addresses are set forth below.

RECITALS

A.       APPLIANCESMART HOLDINGS, LLC, a Nevada limited liability company ("Holdings"), is indebted to Secured Party pursuant to the terms of that certain Amended and Restated Secured Promissory Note dated as of December 26, 2018 issued by Holdings in favor of Secured Party ("Note"). Debtor guaranteed the repayment of Holdings' obligations under the Note pursuant to that certain Agreement and Guaranty by Debtor in favor of Secured Party dated as of December 26, 2018 (the "Guaranty"). Debtor is a wholly-owned subsidiary of Holdings.

B.       Debtor has agreed to grant Secured Party a security interest in certain assets to secure, among other things, Debtor's obligations under the Guaranty.

NOW, THEREFORE, in consideration of the credit extended under the Note and for the purpose of securing Debtor's obligations to Secured Party under the Guaranty, the parties agree as follows:

1.       Grant of Security Interest:  Collateral.  To secure the Secured Obligations described in Section 2, the Debtor hereby grants to the Secured Party a security interest ("Security Interest") in the property described on Exhibit A attached hereto ("Collateral").

2.       Secured Obligations.  The following obligations are secured by this Agreement (collectively referred to as the "Secured Obligations"):

(a)       All obligations of Holdings under the Note and all obligations of Debtor to Secured Party under the Guaranty;

(b)       Any and all sums advanced by the Secured Party in order to preserve the Collateral or to perfect its security interest in the Collateral; and

(c)       Upon the occurrence and during the continuation of an Event of Default (as defined below), all reasonable expenses, including attorneys' fees and court costs, incurred by the Secured Party in (i) any proceeding to enforce the collection of the Secured Obligations, (ii) retaking, holding or otherwise disposing of or realizing on the Collateral, or (iii) the exercise of any of its rights under this Agreement or applicable law.

3.       Debtor's Representations, Warranties and Covenants. Debtor represents, warrants and covenants that:

(a)       Debtor has title to the Collateral, free of all liens and encumbrances, except the Security Interest created hereby, as the same may hereafter be amended from time to time. Debtor has full corporate power and authority to execute this Security Agreement, to perform Debtor's obligations hereunder and to subject the Collateral to the Security Interest created hereby.

(b)       Debtor will, at any time or times hereafter, execute such financing statements and other instruments and perform such other acts as the Secured Party may reasonably request in order to establish, maintain, perfect and enforce Secured Party's valid and perfected Security Interest in the Collateral and its rights under this Agreement.

(c)       Except in the ordinary course of Debtor's business, Debtor will not sell, transfer, lease, hypothecate, pledge or otherwise dispose of any of its rights or interests in the Collateral without the prior written consent of the Secured Party.

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(d)       Debtor will keep the Collateral in good condition, ordinary wear and tear excepted, and insured against such risks and in such amounts consistent with Debtor's past practice, with Secured Party to be named loss payee on all insurance on the Collateral. From time to time Debtor shall furnish to Secured Party, upon request, appropriate evidence of the carrying of such insurance.

(e)       Debtor will use the Collateral in a lawful manner consistent with this agreement and with the terms and conditions of any policy of insurance thereon.

(f)       Following the occurrence of an Event of Default, the Secured Party, in the name of the Debtor, shall have the authority but shall not be obligated to take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral.

(g)       Debtor will forward directly to the Secured Party any and all written material notices, agreements or documents of any kind or nature received by Debtor on account of any of the Collateral.

4. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Security Agreement:

(a)       The occurrence of an event of default under the terms of any of the Secured Obligations, including, without limitation, nonpayment of any of the Secured Obligations when due, whether by acceleration or otherwise;

(b)       The nonperformance of any covenant, or material breach of any representation or warranty, made by Debtor in the Note or this Agreement;

(c)       Except in the ordinary course of Debtor's business, the sale, lease or other disposition of Debtor's interests or rights in the Collateral;

(d)       Without the prior consent of Secured Party, the creation of any encumbrance upon the Collateral or the making of any levy, judicial seizure or attachment thereof or thereon; or

(e)       The appointment of a receiver for any part of the property of Debtor, the making by Debtor of an assignment for the benefit of creditors or the initiation by or against Debtor of any proceeding under the Federal Bankruptcy Code or any state insolvency law.

5.       Remedies Upon Event of Default.  Upon the occurrence of an Event of Default for so long as such Event of Default is continuing, in addition to all the rights and remedies provided under applicable law, the Secured Party may at its option and without demand and upon written notice to Debtor, declare all or any part of the unmatured Secured Obligations immediately due and payable, and the Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. The Secured Party may, at its option, dispose of the Collateral by public or private sale if Secured Party has given notice to Debtor of the intended disposition in accordance with the provisions of Section 6 hereof and the Uniform Commercial Code and other applicable law. The Debtor agrees, upon Secured Party's request, to use commercially reasonable efforts to cooperate with the Secured Party and do all things reasonably necessary to enable Secured Party to sell the Collateral in compliance with all applicable laws and regulations. Debtor shall pay to Secured Party any deficiency remaining after such application and any excess proceeds of such sale shall be paid over by Secured Party to Debtor. The bringing of an action or an entry of judgment against the Debtor shall not bar the Secured Party's right to repossess any or all of the Collateral.

6.       Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, or, except to the extent required by applicable law, sent by facsimile or electronic mail, to Debtor at its address set forth below or at the most recent address shown on Secured Party's records. Notices sent by facsimile shall be deemed to have been given when sent, and notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient. All required notices to Debtor pertaining to any intended disposition of Collateral or other actions shall be deemed timely if given 10 days prior to the action described in the notice. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral. Debtor will reimburse Secured Party for all expenses (including reasonable attorneys' fees and legal expenses) incurred by Secured Party in the protection, defense, or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code, as in effect in Minnesota, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

[Signatures on following page]

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ADDRESSES:

325 E. Warm Springs Road

Suite 102
Las Vegas, NV 89119

Attention: Jon Isaac

with a copy to:

Live Ventures Incorporated

325 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

Attn: Michael J. Stein, Esq.

Email: mstein@liveventures.com

175 Jackson Avenue North
Suite 102
Minneapolis, MN 55343
Attention: Tony Isaac

DEBTOR:

APPLIANCESMART INC., a Minnesota corporation

By: /s/ Jianne Demeroutis

Name: Jianne Demeroutis

Title: President

SECURED PARTY:

APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation

By: /s/ Tony Isaac

Name: Tony Isaac

Title: Chief Executive Officer

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Exhibit A

Description of Collateral

All of the personal property and Fixtures of the Debtor, including without limitation the following, whether now owned or hereafter arising or acquired:

(a)              Accounts, including all other rights and interests (including all liens and security interests) that the Debtor may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

(b)             Equipment and Fixtures, including all accessories, parts and other property at any time affixed thereto or used in connection therewith and all substitutions and replacements thereof;

(c)              Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Debtor;

(d)             General Intangibles, including payment intangibles, inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification, rights under warranties, all domain names, together with all contracts, agreements, licenses and registrations relating to such domain names, and Commercial Tort Claims, if any;

(e)              Chattel Paper, Instruments and Documents;

(f)              Investment Property;

(g)             Deposit Accounts;

(h)             Letter-of-Credit rights;

(i)               Supporting Obligations;

(j)               Intellectual Property Collateral;

(k)             books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor; and

(l)               Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies payable to the Debtor, or on behalf of the Debtor's property, whether or not such policies are issued to or owned by the Debtor and whether or not the Bank is named as loss payee or additional insured, including any credit insurance.

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